UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2020

KIROMIC BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39619	46-4762913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7707 Fannin, Suite 140

Houston, TX, 77054

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (832) 968-4888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	KRBP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

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Item 1.01. Entry into a Material Definitive Agreement

Effective November 30, 2020, Kiromic BioPharma, Inc. (the “Company” or “we”) entered into an amended and restated license agreement (the “License Agreement”) with Longwood University (“Longwood”), which amended and restated the original license agreement dated March 25, 2020.

Pursuant to the License Agreement, the Company acquired an exclusive global license to commercially develop and use the Longwood IP (as defined in the License Agreement). The Longwood IP relates to an invention pertaining to “T-cells expressing a chimeric- PD1- CD3zeta receptor reduce tumor burden in multiple murine syngeneic models of solid cancer.”

Pursuant to the License Agreement, Longwood granted the Company a right of first refusal (“ROFR”) to purchase all the assets under the Longwood IP. If Longwood receives a bona-fide offer to purchase the Longwood IP it will notify the Company of the offer and the Company may exercise the ROFR by providing written notice of its decision to match the offer and to exercise the ROFR to Longwood. The ROFR expires five (5) years from the effective date of the License Agreement.

The Company has paid a non-refundable Agreement Fee of $15,000 to Longwood. The Company also reimbursed Longwood $37,400 for the estimated fees associated with the filing of patent applications. The Company also agreed to pay to Longwood a $10,000 annual license fee beginning on the first anniversary of the License Agreement effective date until the termination of the Agreement or upon the execution of ROFR.

The Company also agreed to pay royalties of the net selling price of all licensed products sold once it starts selling the products developed with the Longwood IP. The royalty is in the low single digits. The royalty shall be paid ten (10) years from commencement of sales on a country-by- country basis or expiration of last patent, whichever is later. Finally, the Company also agreed to make potential milestone payments totaling $1,150,000 in the aggregate.

The foregoing summary of the terms of the License Agreement is subject to, and qualified in its entirety by reference to, a copy of the License Agreement that is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibit

(d) Exhibits.

The following exhibit is filed with this Current Report on Form 8-K:

Exhibit Number	Description
10.1#	Amended and Restated License Agreement by and between the Company and Longwood University, dated as of November 30, 2020

#Portions of this exhibit (indicated by asterisks) have been redacted in compliance with Regulation S-K Item 601(b)(10)(iv).

SIGNATURES

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kiromic BioPharma, Inc.

Date: January 29, 2021	By:	/s/ Maurizio Chiriva Internati
Maurizio Chiriva Internati Chief Executive Officer

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